Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Schmitt Industries, Inc. (the “Company”) of our report dated August 31, 2020, relating to the 2020 consolidated financial statements of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended May 31, 2021, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

Portland, Oregon

May 2, 2022